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                                                                     EXHIBIT 5.1



                                  [LETTERHEAD]



                                August 22, 1997



Board of Directors


New Beverly Holdings, Inc.


5111 Rogers Avenue -- Suite 40A


Fort Smith, Arkansas 72919-0155



          Re: Form S-1 Registration Statement


            Commission File No. 333-28521



Gentlemen:



     As counsel for New Beverly Holdings, Inc. (the "Company"), we have participated in the preparation of the Company's referenced Registration Statement on Form S-1 as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to 110,424,677 shares (the "Shares") of the Company's Common Stock (the "Common Stock"), to stockholders of Beverly Enterprises, Inc. ("Beverly") as part of a Plan of Distribution (the "Distribution") approved by the Board of Directors of Beverly in connection with approval of an Agreement and Plan of Merger dated as of April 15, 1997 between Beverly and Capstone Pharmacy Services, Inc. ("Capstone").



     As counsel for the Company, we have examined such corporate records, certificates and other documents of the Company and such questions of law, and have made inquiry of such officers of the Company, as we have deemed necessary or appropriate for the purposes of this opinion, and on the basis of such examination, we are of the opinion that:



          1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.



          2. The Shares, when issued and delivered in the Distribution in the manner set forth in the Registration Statement relating to the Shares, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.



     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-1 filed by the Company and the reference to our firm in the prospectus contained therein, under the caption "Legal Matters."



                                        Very truly yours,



                                        GIROIR, GREGORY, HOLMES & HOOVER, PLC